Exhibit 99.1

KORU Medical Commences Public Offering of Common Stock

CHESTER, NY, June 18, 2020 – BUSINESS WIRE -- Repro Med Systems, Inc. d/b/a KORU Medical Systems (Nasdaq: KRMD) (“KORU Medical”) today announced that it has commenced an underwritten public offering of the sale of its shares of common stock. In connection with this offering, KORU Medical intends to grant the underwriters a 30-day option to purchase up to an additional 15% of the shares of common stock sold in the public offering.  All of the shares are being offered by KORU Medical.

Piper Sandler & Co. and Canaccord Genuity LLC are acting as joint bookrunning managers for the offering. Craig-Hallum Capital Group LLC is acting as lead manager.  The offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

KORU Medical currently intends to use the net proceeds from this offering primarily for general corporate purposes and working capital.  General corporate purposes may include commercial expansion (including by acquisition), clinical trials and pharmaceutical initiatives, gross margin enhancement and new product innovations, as well as other uses.

The offering is being made pursuant to an effective shelf registration statement on Form S-3 (File No. 333-238242) previously filed with and declared effective by the Securities and Exchange Commission (“SEC”).  A preliminary prospectus supplement and accompanying base prospectus describing the terms of the proposed offering will be filed with the SEC and will be available on the SEC’s website at http://www.sec.gov.  Electronic copies of the preliminary prospectus may also be obtained, when available, by contacting Piper Sandler & Co., Attention: Prospectus Department, 800 Nicollet Mall, J12S03, Minneapolis, MN 55402, or by email at prospectus@psc.com, or by phone at (800) 747-3924; or from Canaccord Genuity LLC, Attention: Syndicate Department, 99 High Street, 12th Floor, Boston, MA 02110, or by telephone at (617) 371-3900, or by email at prospectus@cgf.com.  Before investing in this offering, interested parties should read in their entirety the prospectus supplement and the accompanying prospectus and the other documents that KORU Medical has filed with the SEC that are incorporated by reference in such prospectus supplement and the accompanying prospectus, which provide more information about KORU Medical and such offering.

This press release shall not constitute an offer to sell nor the solicitation of an offer to buy, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About KORU Medical Systems

KORU Medical Systems develops, manufactures, and commercializes innovative and easy-to-use specialty infusion solutions that improve quality of life for patients around the world. The FREEDOM Syringe Infusion System currently includes the FREEDOM60® and FreedomEdge® Syringe Infusion Drivers, Precision Flow Rate Tubing™ and HIgH-Flo Subcutaneous Safety Needle Sets™. These devices are used for infusions administered in the home and alternate care settings. For more information, please visit www.korumedical.com.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 on our current expectations and projections about future events. In some cases, forward-looking statements can be identified by terminology such as “may,” “should,” “potential,” “continue,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions. These statements are based upon current beliefs, expectation, and assumptions and include, but are not limited to, statements about KORU Medical’s expectations regarding its capital raising efforts, including the commencement of the public offering, the actual size or terms of the offering, the underwriters’ exercise of their option to purchase additional shares and KORU Medical’s intended use of proceeds. These statements are subject to a number of risks and uncertainties, many of which are difficult to predict, including market conditions, whether the proposed offering is completed, the success of KORU Medical’s plans, and the other factors described in KORU Medical’s filings with the SEC. The information in this release is provided only as of the date of this release, and KORU Medical undertakes no obligation to update any forward-looking statements contained in this release based on new information, future events, or otherwise, except as required by law.

Contact for Investors:

The Equity Group Inc.

Devin Sullivan

Senior Vice President

212-836-9608

dsullivan@equityny.com

Kalle Ahl, CFA

Vice President

212-836-9614

kahl@equityny.com